Exhibit 10.6
THIRD AMENDMENT TO DARK FIBER IRU AGREEMENT
This Third Amendment (“Third Amendment”) to the May 8, 1997 Dark Fiber IRU Agreement between Metropolitan Fiber Systems of New York, Inc. (“MFS”), and RCN Telecom Services, Inc. (“RCN”), as successor-in-interest to RCN Telecom Services of New York, Inc. (“the Agreement”) is entered into this 7th day of November, 2008.
1) This Third Amendment modifies and supplements the Relinquished Fiber Process and Timeframe as set forth in Section 5 of the December 11, 2007 First Amendment (“First Amendment”) to the Agreement and Section 2 of the June 18, 2008 Second Amendment (“Second Amendment”).
2) The parties acknowledge they have been working collaboratively and in good faith in connection with completing the Relinquished Fiber Project Plan as contemplated by Section 5 of the First Amendment. Despite these good faith efforts, the parties have not been able to complete the project in the time frames contemplated by the First Amendment. As a result, MFS and RCN agree to delete Section 5(a) of the First Amendment and replace it with the following:
“5(a) The parties shall cooperate and work together in good faith in order to help ensure the Relinquished Fibers have been returned by RCN to MFS and are fully accessible and capable of being used by MFS by March 31, 2009. This completion deadline can be extended only by the written agreement of both parties.”
3) The parties agree that their respective operations teams will meet and confer within a reasonable time from the date of this Third Amendment, and will revise, refine and update the Relinquished Fiber Project Plan. The parties will continue to work collaboratively in an effort to complete the Project as quickly as possible.
4) Section 5(b) of the First Amendment shall continue to apply to the Relinquished Fiber Process and Timeframe according to the revised timeframes set out herein.
5) Except as expressly set forth in this Third Amendment, all the terms and conditions set forth in First and Second Amendments and the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date first set forth above by their duly authorized representatives.

METROPOLITAN FIBER SYSTEMS OF NEW YORK, INC.			RCN TELECOM SERVICES, INC.

By:	/s/ Thomas F. Meagher		By:	/s/ Richard P. Swiderski

	Name:	Thomas F. Meagher		Name:	Richard P. Swiderski

	Title:	Director		Title:	VP — Network Engineering

	Date:	12/1/08		Date:	11/18/08